Exhibit 10.2

Option Recipient: __________________

Total Number of Shares Covered by the Option:___________

NUO THERAPEUTICS, INC.

INCENTIVE STOCK OPTION AWARD AGREEMENT FOR EMPLOYEES

Nuo Therapeutics, Inc., a Delaware corporation (the “Company”), is pleased to grant to the Eligible Person signing below (“you” or “Grantee”) the incentive stock option (the “Option”) described herein under the Nuo Therapeutics, Inc. 2016 Omnibus Incentive Compensation Plan (as amended, the “Plan”). This Incentive Stock Option Agreement for Employees (this “Agreement”) is the Award Agreement for the Option. For tax purposes, this Option shall be treated as an Incentive Stock Option.

Basic Terms and Conditions of Option:

Grant Date:	__________

Exercise Price per Share:	__________

Term of the Option:	10 years (i.e., expiring ________)

Shares Covered by Option:	______ Shares

Vesting Schedule: Subject to the Plan and this Agreement, the Option vests and may be exercised in whole or in part in accordance with the following schedule, provided, that, in each case, vesting will occur only if no Termination of Affiliation with respect to Grantee occurs at any time prior to the applicable vesting date:

Cumulative Number of Shares

Vesting Date                                                   Purchasable Upon Exercise of Option

The Additional Terms and Conditions and the Plan described below are incorporated in this Agreement by reference and contain important information about your Option. Copies of all of the documents set forth below are being provided to you concurrently with this Agreement. Please review them carefully and contact the Company’s Chief Executive Officer or Chief Financial Officer if you have any questions.

•	Additional Terms and Conditions describes how to exercise your Option, what happens if you cease to remain employed with the Company before you exercise your Option, and where to send notices.

•	The Plan contains the detailed terms that govern your Option. If anything in this Agreement or the other attachments is inconsistent with the Plan, the terms of the Plan, as amended from time to time, will control. All capitalized terms used herein that are not defined herein but that are defined in the Plan have the same meanings given them in the Plan.

[SIGNATURE PAGE FOLLOWS]

Please sign in the space provided below, keep a copy of this Agreement for your records, and return two originals to the Company’s Chief Executive Officer or Chief Financial Officer.

Signature of Grantee:	Nuo Therapeutics, Inc.

By:
Name: __________________	Name: David Jorden
Title:

Residence Address:	Notice Address:

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ADDITIONAL TERMS AND CONDITIONS OF YOUR OPTION

1.            Acceptance. The grant of the Option will be revoked automatically without further action or notice if you do not, within thirty (30) days after the Grant Date, accept this Agreement by signing and returning this Agreement to the Company. By accepting this Agreement, you accept the grant of the Option on the terms and conditions of this Agreement and the Plan, acknowledge receipt of a copy of the Plan, and warrant that you are free to enter into this Agreement and do not have any legal obligations that are inconsistent with this Agreement.

2.            Exercise Procedures.

(a)          The Option is not exercisable until you accept this Agreement. Thereafter, the Option is exercisable only to the extent and in the manner described in this Agreement and the Plan.

(b)          To the extent that the Option is vested and exercisable as provided in the Basic Terms and Conditions of this Agreement, and it has not been forfeited or expired under Section 3 or Section 4 below, you may exercise the Option as to all or any portion of the Shares for which it is vested and exercisable.

(c)          Unless otherwise expressly permitted by the Committee, the Option must be exercised for whole Shares only. The exercise date of your Option is the date of delivery to the Committee of your notice of exercise (in the form promulgated by the Company for this purpose). The notice of exercise must be accompanied by payment of the Exercise Price and any applicable tax withholding in full. You may pay the Exercise Price (a) in cash, personal check or wire transfer, (b) by delivery of Shares you own prior to exercise, valued at their Fair Market Value on the date of exercise, (c) with the approval of the Committee, by Shares acquired upon the exercise of the Option, such Shares valued at their Fair Market Value on the date of exercise, (d) with the approval of the Committee, by Restricted Shares you hold prior to the exercise of the Option, each such share valued at the Fair Market Value of a Share on the date of exercise; or (e) subject to applicable law (including the prohibited loan provisions of Section 402 of the Sarbanes Oxley Act of 2002), through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom you have submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale proceeds sufficient to pay for such Shares. Upon exercise, you must pay the applicable tax withholding in full in accordance with a method specified in Section 18.1 of the Plan that is acceptable to the Committee in its sole discretion. You will need to contact the Committee before you exercise your Option to determine the amount of any required tax withholding and required payment method.

(d)          The Committee may in its discretion specify that, if any Restricted Shares (“Tendered Restricted Shares”) are used to pay the Exercise Price, (i) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (ii) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

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3.            Effect of Termination of Affiliation.

(a)          If you experience a Termination of Affiliation for any reason, the Option, to the extent it is not vested and exercisable at the time of the Termination of Affiliation, shall be forfeited to the Company simultaneously with the Termination of Affiliation.

(b)          If you experience a Termination of Affiliation by reason of a termination by the Company (or Affiliate) for Cause (or a resignation or other voluntary termination at a time in which Cause for termination exists), the entire Option shall be forfeited to the Company simultaneously with such Termination of Affiliation, including to the extent the Option is otherwise vested and exercisable at the time of such Termination of Affiliation.

(c)          If you experience a Termination of Affiliation by reason of your death or Disability (within the meaning of Section 2.13(a) of the Plan), the Option, to the extent it is otherwise vested and exercisable at the time of such Termination of Affiliation, shall expire at 5:00 p.m., Eastern time, on the date that is one year after the date of such Termination of Affiliation.

(d)          If you experience a Termination of Affiliation for any reason not specified in Section 3(b) or Section 3(c) above, the Option, to the extent it is otherwise vested and exercisable at the time of such Termination of Affiliation, shall expire at 5:00 p.m., Eastern time, on the date that is ninety (90) days after the date of such Termination of Affiliation.

(e)          For purposes of this Agreement, “Cause” shall mean the occurrence of any of the following: you (i) commit, are convicted of or plead guilty or no contest to, a felony or crime involving dishonesty, theft, violence or moral turpitude; (ii) commit a material act constituting fraud, theft, dishonesty (including relating to financial matters) or material deceit, whether or not related to your services to the Company; (iii) improperly and without authorization from the Board disclose to any Person any material information constituting confidential information or a trade secret of the Company or its Affiliates; (iv) commit an act constituting a violation of applicable law relating to the workplace environment (including laws relating to sexual harassment or age, race, sex or other prohibited discrimination); (v) use or possess any unprescribed controlled substance or are intoxicated while performing your duties to the Company; (vi) substantially fail or are unable (other than by reason of your death or Disability) to perform such duties, complete such tasks or follow such direction as reasonably prescribed by the Board or officers of the Company to whom you report, or to carry out effectively any other obligations to the Company or its Affiliates; (vii) fail to observe material policies of the Company or its Affiliates; (viii) act with gross negligence or willful misconduct in the performance of your duties to the Company or its Affiliates; (ix) are chronically absent from work other than for reasonable medical or other reasons; or (x) breach any material term of any agreement you have with the Company or any of its Affiliates. Notwithstanding the foregoing, if you have an employment agreement in effect with the Company specifying a different definition for the term “Cause”, then the definition in such agreement will also control and govern for purposes of this Agreement.

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4.            Expiration. Notwithstanding anything to the contrary, the Option shall expire at 5:00 p.m., Eastern time, on the last day of the Term of the Option provided in the Basic Terms and Conditions of this Agreement, unless earlier forfeited or expired under Section 3 above.

5.            Effect of Expiration or Forfeiture. If and to the extent that the Option is forfeited or expires under this Agreement, as of the time of forfeiture or expiration, the Option shall no longer be outstanding or exercisable under any circumstances. Forfeiture or expiration shall occur automatically, without the need for consideration and without the need for further action by or notice from the Company. The Company is under no obligation to provide notice of any pending expiration of the Option to you.

6.            No Transfers. Except as otherwise expressly permitted by the Plan, this Option is not assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee.

7.            Corporate Transaction. Upon a Corporate Transaction, unless assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for the Option, (a) the Option, to the extent it is not vested and exercisable as of the consummation of such Corporate Transaction, shall be cancelled without any payment to you as of the consummation of the Corporate Transaction (unless the Committee, in its sole discretion, accelerates the vesting of the Option), and (b) to the extent that the Option is vested and exercisable as of the consummation of such Corporate Transaction, the Committee may either (i) allow you to exercise the Option within a reasonable period prior to the consummation of the Corporate Transaction and cancel the Option to the extent that it remains unexercised upon consummation of the Corporate Transaction, or (ii) cancel the Option in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that you would have received (net of the Exercise Price) if such vested Option was exercised immediately prior to the consummation of the Corporate Transaction. Notwithstanding the foregoing, if the Option is not assumed by the Surviving Company or replaced with an equivalent Award issued by the Surviving Company and the Exercise Price with respect to the Option exceeds the Fair Market Value of the Shares immediately prior to the consummation of the Corporate Transaction, the entire Option shall be cancelled as of the consummation of the Corporate Transaction without any payment to you.

8.            Notices. All notices pursuant to this Agreement will be in writing and either (a) delivered by hand, (b) mailed by United States certified mail, return receipt requested, postage prepaid, or (c) sent by an internationally recognized courier that maintains evidence of delivery and receipt. All notices or other communications will be directed to the parties’ respective addresses set forth on the signature page of this Agreement (or to such other addresses as either party may designate by notice to the other).

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9.            Incentive Stock Option Provisions. In addition to the provisions set forth in Section 6.4 of the Plan, the Option is subject this Section 9.

(a)          Qualification as an Incentive Stock Option. It is understood that the Options are intended to qualify as an incentive stock option as defined in Section 422 of the Code to the extent permitted under applicable law. Accordingly, the Participant understands that in order to obtain the benefits of an incentive stock option, no sale or other disposition may be made of share for which incentive stock option treatment is desired within one (1) year following the date of exercise of the Options or within two (2) years from the Grant Date. The Participant understands and agrees that the Company shall not be liable or responsible for any additional tax liability the Participant incurs in the event that the Internal Revenue Service for any reason determines that the Options do not qualify as an incentive stock option within the meaning of the Code.

(b)          Disqualifying Disposition. If the Participant disposes of the shares of Common Stock prior to the expiration of either two (2) years from the Grant Date or one (1) year from the date the shares are transferred to the Participant pursuant to the exercise of the Option, the Participant shall notify the Company in writing within ten (10) days after such disposition of the date and terms of such disposition. The Participant also agrees to provide the Company with any information concerning any such dispositions as the Company requires for tax purposes.

10.           Miscellaneous. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law. Any waiver by you or the Company of any condition or the breach of any term or provision in this Agreement, whether by conduct or otherwise, in any one or more instances, shall apply only to that instance and will not be deemed to waive conditions or breaches in the future. This Agreement may be executed in multiple copies and each executed copy shall be deemed an original of this Agreement. Except as permitted by the Plan, no amendment of this Agreement shall be valid unless it is in writing and signed by you and the Company. This Agreement shall be binding on all successors and permitted assigns of the Company and you, including your estate and the executor, liquidator, administrator or trustee of such estate, and any receiver or trustee in bankruptcy or representative of your creditors. This Agreement contains the entire Agreement of the parties hereto and no representation, inducement, promise, or agreement or otherwise between the parties not embodied herein shall be of any force or effect, and no party will be liable or bound in any manner for any warranty, representation, or covenant except as specifically set forth herein.

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11.           Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate your employment at any time (with or without Cause), nor confer upon you any right to continue in the employ of the Company or its Affiliates for any period of time or to continue your present (or other) rate of compensation.

12.           Time is of the Essence. Time is of the essence with respect to your exercise of the Option.

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FORM OF CONSENT AND AGREEMENT OF SPOUSE

The undersigned spouse and/or domestic partner of the corresponding Grantee set forth opposite the undersigned spouse or domestic partner’s signature, hereby states and agrees as follows: I understand that the Agreement does not create for me any right in the options to acquire the Company’s common stock owned by my spouse or domestic partner, as applicable, (the “Options”), but applies only to any marital or spousal interest I may have apart from the Agreement. I understand that pursuant to the Agreement, the Options are subject to the Company’s right to terminate the Options upon the terms and conditions set forth in the Agreement. I hereby consent to and agree to be legally bound by the provisions of the Agreement, and agree that I will make no transfer of the Options, or my interest in them (if any), in violation of the provisions of the Agreement. I hereby direct and authorize that any will, trust agreement or other testamentary document I have executed or may execute, to the extent such will, trust or other testamentary document pertains to options to acquire shares of the Company’s common stock, shall be subject to the provisions of the Agreement. My failure to otherwise make any such direction and authorization shall not affect the validity or enforceability of this consent and agreement. I have either been advised by legal counsel of my own choice as to the significant effect which signing this consent and agreement has on my property rights, or I have freely chosen not to seek such advice. I consent to and agree to be legally bound by the terms of the Agreement.

Grantee’s Name:

Spouse’s Signature:

Spouse’s Name:

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